Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-180461, 333-147334, 333-157041, 333-164469, 333-171981 and 333-185998, on Form S-8, and in Registration Statements No. 333-159917 and 333-180460, on Form S-3, of NovaBay Pharmaceuticals, Inc. of our report dated March 26, 2010, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2012.

Vancouver, Canada	/S/ Davidson & Company LLP Chartered Accountants

March 11, 2013